UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2016

THE BON-TON STORES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of Principal Executive Offices)

717-757-7660

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Fourth Amendment to Second Amended and Restated Loan and Security Agreement

On August 15, 2016, The Bon-Ton Department Stores, Inc. (“Bon-Ton”), Carson Pirie Scott II, Inc., Bon-Ton Distribution, LLC, McRIL, LLC, Bonstores Realty One, LLC and Bonstores Realty Two, LLC, as borrowers (the “Borrowers”), and The Bon-Ton Stores, Inc., The Bon-Ton Giftco, LLC, Bonstores Holdings One, LLC, and Bonstores Holdings Two, LLC (collectively with the Borrowers, the “Obligors”), entered into a Fourth Amendment (the “Fourth Amendment”) to the Second Amended and Restated Loan and Security Agreement, dated as of March 21, 2011 (as amended or supplemented, the “Loan Agreement”), with Bank of America, N.A., as Agent, and certain financial institutions as lenders.

Commitments for loans under the Loan Agreement are in two tranches: Tranche A revolving commitments of $730 million (which includes a $150 million subline for letters of credit and a $75 million subline for swing line loans) and, pursuant to the Fourth Amendment, Tranche A-1 revolving commitments of $150 million, increased from the previous commitments of $100 million.  The Loan Agreement provides that the Borrowers may make requests to increase the Tranche A revolving commitments up to $800 million in the aggregate upon the satisfaction of certain conditions, provided that the lenders are under no obligation to provide any such increases.  All borrowings under the Loan Agreement are limited by amounts available pursuant to a borrowing base calculation, which is based on percentages of eligible inventory, real estate and credit card receivables, in each case subject to reductions for applicable reserves. The proceeds of the loans under the Tranche A-1 facility will be used to repay existing Tranche A or Tranche A-1 loans, to refinance all or a portion of Bon Ton’s existing 10.625% Senior Notes due 2017 and to pay any fees and expenses incurred in connection with the offering.

Interest will be payable on borrowings under the Tranche A facility and the Tranche A-1 facility at rates equal to either (1) Adjusted LIBOR (equal to the London Interbank Offered Rate for an interest period selected by the Borrowers) plus an applicable margin or (2) a base rate (based on the highest of (a) the Federal Funds Rate plus 0.5%, (b) the Bank of America prime rate, and (c) Adjusted LIBOR based on an interest period of one month plus 1.0%) plus an applicable margin.  The applicable margins in respect of the Tranche A facility are based upon excess availability under the Loan Agreement.  The applicable margins in respect of the Tranche A-1 facility will be 9.5% for LIBOR loans and 8.5% for base rate loans.  The Borrowers are required to pay an unused line fee to the Tranche A lenders at a rate of 0.25% per annum, based upon the unused portion of the total Tranche A revolving commitments.

Loans under the Loan Agreement are secured by a first-priority security interest in substantially all of the current and future assets of the Borrowers and the other Obligors, including, but not limited to, inventory, general intangibles, trademarks, equipment, certain real estate and proceeds from any of the foregoing, subject to certain exceptions and permitted liens.

The minimum excess availability covenant contained in the Loan Agreement requires that minimum excess availability be an amount greater than or equal to the greater of (1) 10% of the lesser of: (a) the aggregate commitments at such time and (b) the aggregate borrowing base at such time and (2), by virtue of the Fourth Amendment, $75 million.  The springing fixed charge coverage ratio contained in the Loan Agreement, under the Fourth Amendment, requires that if, at any time on or after January 29, 2017 and for so long as excess availability under the Loan Agreement is less than 20% of the lesser of (a) the aggregate commitments at such time and (b) the aggregate borrowing base at such time, the fixed charge coverage ratio shall be at least 1.00 to 1.00.  The affirmative covenants contained in the Loan Agreement include requirements that the Obligors and their subsidiaries provide the lenders with certain financial statements, forecasts and other reports, borrowing base certificates and notices; comply with various federal, state and local rules and regulations, their organizational documents and their material contracts; maintain their properties; and take certain actions with respect to any future subsidiaries.  The negative covenants contained in the Loan Agreement impose certain limitations on the Obligors and their subsidiaries, including limitations on any debt the Obligors may have in addition to the existing debt, and the terms of that debt; acquisitions, joint ventures and investments; mergers and consolidations; dispositions of property; dividends by Bon-Ton (dividends, redemption or repurchases of equity securities of Bon-Ton may not, in an aggregate amount, exceed $10 million in any year or $30 million during the term of the agreement; however, additional dividends may be paid subject to meeting other requirements); transactions with affiliates; changes in the business or corporate structure of the Obligors or their subsidiaries; prepaying, redeeming or repurchasing certain debt; changes in accounting policies or reporting practices, unless required by GAAP; and speculative transactions.  The Loan Agreement also provides that it is a condition precedent to borrowing that no event has occurred that could reasonably be expected to have a material adverse effect, as defined in the agreement, on Bon-Ton.  If we fail to comply with the financial covenants or the other restrictions contained in the Loan Agreement and certain other debt of Bon Ton, an event of default would occur.  An event of default could result in the acceleration of our debt due to the cross-default provisions within the debt agreements.  The borrowing base calculation under the Loan Agreement contains an inventory advance rate subject to periodic review at the lenders’ discretion.

The foregoing descriptions of the Fourth Amendment are qualified in their entirety by reference to the Fourth Amendment, a copy of which is included as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Fourth Amendment to Second Amended and Restated Loan and Security Agreement, as of August 15, 2016

99.1	Press Release issued August 15, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

By:	/s/ Nancy A. Walsh
Nancy A. Walsh
Executive Vice President—Chief Financial Officer

Dated: August 15, 2016

EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Fourth Amendment to Second Amended and Restated Loan and Security Agreement, as of August 15, 2016

99.1	Press Release issued August 15, 2016.